Phone (310) 694-3590
                                                            Fax (310) 410-0371
                                                            www.kabanico.com

November 17, 2005

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Gateway International Holdings, Inc.

        File No. 000-26017

We have read the statements that we understand Gateway International Holdings, Inc. (the "Company") will include under Item 4.01 of the Form 8-K report, dated November 17, 2005, it will file regarding the recent change of auditors. We disagree with the statement in Para one which states "We are now filing this Amendment No. 1 to that Current Report to (a) restate our disclosure regarding our dismissal of Kabani & Company, Inc. due to the fact that we were not provided a letter from Kabani & Company, Inc. required by Item 304(a)3 of Regulation S-B of the Securities Act of 1933 within the time period specified in
Item 304(a)3, and (b) include the letter of Kabani & Company, Inc. required by
Item 304(a)3." The fact of the matter is that the Company e-mailed us a draft of an inaccurate 8K on October 20, 2005. We responded back on the same day via an e-mail to the Company's president and Chief Executive Officer and its legal counsel for the corrections to be made to the 8K. In the same e-mail, we also requested a corrected 8K to be provided to us so that we could issue a letter to be filed with the 8K. Instead, the Company filed the 8K without providing us the amended 8K.

Except above, we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

Kabani & Company, Inc.